EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wintrust Financial Corporation Second Amended and Restated Employee Stock Purchase Plan of our reports dated February 26, 2021, with respect to the consolidated financial statements of Wintrust Financial Corporation and the effectiveness of internal control over financial reporting of Wintrust Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, Illinois
May 27, 2021